News Release
FOR IMMEDIATE RELEASE

Aflac Life Insurance Japan, Ltd. Confirms Sales to Continue through Japan Post

TOKYO - July 28, 2019 - Contrary to a certain media report, during the formal meeting of the Strategic Alliance Committee on July 17, 2019, Japan Post Holdings Co., Ltd. confirmed to Aflac Life Insurance Japan Ltd. (Aflac Japan) that the Japan Post Group does not plan to halt the sales of Aflac Japan’s cancer insurance through the Japan Post Group system. Furthermore, consistent with comments on Aflac Incorporated’s July 26th earnings call, on July 26th Japan Post Holdings Co. Ltd. reconfirmed to Aflac Japan that there is no plan to halt the sales of Aflac Japan’s cancer insurance policies.

About Aflac Incorporated
Aflac Incorporated (NYSE: AFL) is a Fortune 500 company, helping provide protection to more than 50 million people through its subsidiaries in Japan and the U.S., where it is a leading supplemental insurer by paying cash fast when policyholders get sick or injured. For more than six decades, insurance policies of Aflac Incorporated’s subsidiaries have given policyholders the opportunity to focus on recovery, not financial stress. Aflac Life Insurance Japan is the leading provider of medical and cancer insurance in Japan where it insures 1 in 4 households. Through its trailblazing One Day PaySM initiative in the United States, for eligible claims, Aflac can process, approve and electronically send funds to claimants for quick access to cash in just one business day. For 13 consecutive years, Aflac has been recognized by Ethisphere as one of the World's Most Ethical Companies. In 2018, Fortune magazine recognized Aflac as one of the 100 Best Companies to Work for in America for the 20th consecutive year and in 2019 Fortune included Aflac on its list of World’s Most Admired Companies for the 18th time. To find out more about One Day PaySM and learn how to get help with expenses health insurance doesn’t cover, get to know us at aflac.com.

Aflac herein means American Family Life Assurance Company of Columbus and American Family Life Assurance Company of New York.

FORWARD-LOOKING INFORMATION

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” to encourage companies to provide prospective information, so long as those informational statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those included in the forward-looking statements. The company desires to take advantage of these provisions. This document contains cautionary statements identifying important factors that could cause actual results to differ materially from those projected herein, and in any other statements made by company officials in communications with the financial community and contained in documents filed with the Securities and Exchange Commission (SEC). Forward-looking statements are not based on historical information and relate to future operations, strategies, financial results or other developments. Furthermore, forward-looking information is subject to numerous assumptions, risks and uncertainties. In particular, statements containing words such as “expect,” “anticipate,” “believe,” “goal,” “objective,” “may,” “should,” “estimate,” “intends,” “projects,” “will,” “assumes,” “potential,” “target,” "outlook" or similar words as well as specific projections of future results, generally qualify as forward-looking. Aflac undertakes no obligation to update such forward-looking statements.

The company cautions readers that the following factors, in addition to other factors mentioned from time to time, could cause actual results to differ materially from those contemplated by the forward-looking statements:

•	decreases in the Company’s sales of cancer insurance in the Japan Post Group system

•	difficult conditions in global capital markets and the economy

•	exposure to significant interest rate risk

•	concentration of business in Japan

•	foreign currency fluctuations in the yen/dollar exchange rate

•	limited availability of acceptable yen-denominated investments

•	U.S. tax audit risk related to conversion of the Japan branch to a subsidiary

•	deviations in actual experience from pricing and reserving assumptions

•	ability to continue to develop and implement improvements in information technology systems

•	competitive environment and ability to anticipate and respond to market trends

•	ability to protect the Aflac brand and the Company's reputation

•	ability to attract and retain qualified sales associates, brokers, employees, and distribution partners

•	interruption in telecommunication, information technology and other operational systems, or a failure to maintain the security, confidentiality or privacy of sensitive data residing on such systems

•	failure to comply with restrictions on patient privacy and information security

•	extensive regulation and changes in law or regulation by governmental authorities

•	tax rates applicable to the Company may change

•	defaults and credit downgrades of investments

•	decline in creditworthiness of other financial institutions

•	significant valuation judgments in determination of amount of impairments taken on the Company's investments

•	subsidiaries' ability to pay dividends to the Parent Company

•	decreases in the Company's financial strength or debt ratings

•	inherent limitations to risk management policies and procedures

•	concentration of the Company's investments in any particular single-issuer or sector

•	differing judgments applied to investment valuations

•	ability to effectively manage key executive succession

•
catastrophic events including, but not necessarily limited to, epidemics, pandemics, tornadoes, hurricanes, earthquakes, tsunamis, war or other military action, terrorism or other acts of violence, and damage incidental to such events

•	changes in accounting standards

•	increased expenses and reduced profitability resulting from changes in assumptions for pension and other postretirement benefit plans

•	level and outcome of litigation

•	allegations or determinations of worker misclassification in the United States

Analyst and investor contact - David A. Young, 706.596.3264 or 800.235.2667; FAX: 706.324.6330 or dyoung@aflac.com

Media contact - Catherine H. Blades, 706.596.3014; FAX: 706.320.2288 or cblades@aflac.com